                                                                    EXHIBIT 3.11

                       AMENDED AND RESTATED CERTIFICATE OF
                      INCORPORATION OF THE PULLMAN COMPANY

     Pursuant to Section 245 and Section 303 of the General Corporation Law
                            of the State of Delaware

         The Pullman Company, a corporation organized and existing under and by virtue of the laws of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         1. The name of the Corporation is The Pullman Company. The Corporation was originally incorporated under the name Pullman Standard Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 25, 1981.

         2. This Amended and Restated Certificate of Incorporation amends, restates and integrates the Corporation's Restated Certificate of Incorporation, as amended to date, in its entirety and is intended to supersede the Corporation's prior Certificate of Incorporation, as amended and restated, in all respects.

         3. Provision for the making of this Amended and Restated Certificate of Incorporation is contained in an order dated December 19, 1994 of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in In re The Pullman Company et al., Case Nos. 94-1129-1131 confirming the joint plan of reorganization (the "Plan") of Pullman Holding Corp., Pullman Intermediate Corp., and The Pullman Company.

         4. This Amended and Restated Certificate of Incorporation has been duly executed by the officers of the Corporation so designated in the Bankruptcy Court order in accordance with the applicable provisions of Sections 245 and 303 of the General Corporation Law of the State of Delaware.

         5. This Amended and Restated Certificate of Incorporation shall become effective on December 22,1994.

         6. The text of the Corporation's Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows.

            FIRST: Corporate Title. The name of the Corporation is

                  The Pullman Company.

            SECOND: Registered Office. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 1981. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "Delaware Corporation Law").

            FOURTH: A. Authorized Shares. The total number of shares of capital stock which the Corporation shall have the authority to issue is eleven million one hundred eleven thousand one hundred and eleven (11,111,111) shares, par value $.01 per share, which shall be designated Common Stock. The shares of Common Stock shall be divided into two series of which eight million one hundred eleven thousand one hundred and eleven (8,111,111) shares shall be designated Series A Common Stock (the "Series A Stock") and three million (3,000,000) shares shall be designated Series B Common Stock (the "Series B Stock"). Except as otherwise set forth in this Amended and Restated Certificate of Incorporation, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. In accordance with
Section 1123(a)(6) of Title 11 of the United States Code, as amended, and as in effect on the date of this Amended and Restated Certificate of Incorporation, the Corporation shall not issue any nonvoting equity securities until all payments and distributions to be made under the Plan shall have been made.

         B. Common Stock.

            1. Dividends; Repurchase. The holders of the Series A Stock and the Series B Stock shall have the same rights to, and the respective holders of the Series A Stock and Series B Stock shall participate ratably in, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock. Any dividend paid in shares of Common Stock shall only be paid in shares of Series A Stock. So long as any shares of Series B Stock are issued and outstanding (i) the Corporation will not offer to redeem any shares of its Common Stock unless it does so pursuant to an offer made pro rata to all holders of Common Stock of the Corporation, (ii) if the Corporation seeks to purchase or otherwise reacquire any shares of its Common Stock, it will do so pursuant to a tender offer made to all holders of the Common Stock of the Corporation and (iii) the Corporation will not issue rights to purchase, or offer to issue or sell, shares of its Common Stock or its subsidiaries' common stock, to holders of its Common Stock unless such rights are issued or such offer is made pro rata to all holders of the Common Stock of the Corporation.

         2. Voting Rights. (a) Except as required by law or as otherwise provided herein, the respective holders of the Series A Stock and Series B Stock shall vote on all matters as a single class, together with the holders of any shares of any other class or series of stock of the Corporation entitled to vote therewith, and at every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy for each share of Common Stock standing in his/her name on the books of the Corporation.

               (b) From and after the Conversion Date (as defined in Article FOURTH hereof), the provisions in this Amended and Restated Certificate of Incorporation requiring class voting by holders of shares of Common Stock shall thereupon terminate.

               (c) Any action to be taken on any of the matters listed below must be approved by, and the Corporation agrees that it shall not take any action with respect to any of the matters listed below without the approval of, a majority of the Series A Directors then in office (as defined below) and all of the Series B Directors then in office (as defined below):

               (i) any transaction involving a merger, business combination, consolidation or other reorganization involving the Corporation, to the extent any such transaction contemplates that the holders of Series A Stock would receive different amounts or forms of consideration in such transaction than the holders of Series B Stock would receive; or

               (ii) any transaction between (x) the Corporation and/or any of its subsidiaries and (y) the holders of shares of Series A Stock and/or any of their Affiliates (as defined below).

         3. Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

         4.    Conversion of Series B Stock to Series A Stock.

               (a) Definitions. For the purposes of this Amended and Restated Certificate of Incorporation, the following terms shall have the meanings set forth below:


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
               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

               "Conforma Clad Public Offering" means any offering of the Common Stock of the Corporation, the proceeds of which are used to finance the operations of the Corporation's Conforma Clad division.

               "Conversion Date" means the first date on which there are no outstanding shares of Series B Stock. For purposes of determining outstanding shares of Series B Stock hereunder, shares of Series B Stock held by the Company or any of its Affiliates shall no longer be deemed to be outstanding.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

               (b) Mandatory Conversion of All Shares of Series B Stock. Each outstanding share of Series B Stock shall automatically, and without any further action by the Corporation or the holders thereof, convert into a share of Series A Stock, on a basis of one share of Series A Stock for one share of Series B Stock, immediately upon the date of, and immediately prior to, the closing of a primary public offering of any shares of Common Stock other than a Conforma Clad Public Offering or a secondary public offering of shares of Common Stock in which holders of Series B Stock have had the opportunity to register their shares.

               (c) Optional Exchange of Series B Stock. The holder of any shares of Series B Stock shall have the right at such holder's option, at any time or from time to time, to exchange such shares of Series B Stock for fully paid and nonassessable shares of Series A Stock. The holder of any shares of Series B Stock may exercise this exchange right by surrendering to the Corporation the certificate or certificates for the shares of Series B Stock to be exchanged, accompanied by a written notice stating that the holder elects to exchange all or a portion of the shares represented thereby. Each share of Series B Stock so surrendered for exchange shall be exchanged for one share of Series A Stock. The exchange shall be deemed to have been effected on the date when delivery of notice of an election to exchange and certificates for shares of Series B Stock is made, and the Corporation shall issue and deliver to such holder in accordance with paragraph (d) below a certificate or certificates representing shares of Series A Stock and Series B Stock, if any, issuable to such holder in respect of the shares of Series B Stock represented by the certificates surrendered for exchange.


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
               (d) Surrender/Reissuance. Upon surrender to the Corporation of a certificate formerly representing shares of Series B Stock all or a part of which have been exchanged for (or are to be exchanged for) Series A Stock, the Corporation or the transfer agent of the Corporation shall cancel the surrendered certificate for Series B Stock and issue (i) if all the shares of Series B Stock represented by such surrendered certificate have been exchanged for (or are to be exchanged for) shares of Series A Stock, a new certificate of Series A Stock in the same name and in the same denomination as the surrendered certificate, and (ii) if a portion of the shares of Series B Stock represented by such surrendered certificate have been exchanged for (or are to be exchanged for) shares of Series A Stock, a new certificate of Series A Stock in the same name for the portion of the shares of Series B Stock represented by such surrendered certificate which have been exchanged for (or are to be exchanged for) and (b) a new certificate of Series B in the same name for the portion of the shares of Series B Stock represented by such surrendered certificate which have not been exchanged (or are not to be exchanged).

         5. No Additional Issuance of Series B Stock. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the Corporation may not issue any additional shares of Series B Stock or any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating the Corporation to issue, transfer or sell any shares of Series B Stock.

     FIFTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

     SIXTH: A. Board of Directors.

         1. Number of Directors: Election of Board prior to the Conversion Date. Prior to the Conversion Date, the total number of Directors constituting the Board of Directors of the Corporation shall be seven (7) Directors, five (5) of whom shall be Series A Directors who shall be elected by the holders of the Series A Stock (the "Series A Directors"), and two (2) of whom shall be Series B Directors who shall be elected by the holders of the Series B Stock (the "Series B Directors"). The initial Directors shall consist of Raynard D. Benvenuti, Nicholas C. Forstmann, Theodore J. Forstmann, Steven B. Klinsky and Roger G. Pollazzi, who shall be the Series A Directors, and Donald P. Hilty and Steven M. Youts, who shall be the Series B Directors. The successors to the initial Series A Directors shall be nominated by the Series A Directors and the successors to the Series B Directors shall be nominated by the Series B Directors.

         2. Number; Election of Board following the Conversion Date. From and after the Conversion Date, the Board of Directors of the Corporation shall


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
initially consist of the number of Directors in office immediately prior thereto, and, thereafter, such number as may be fixed in accordance with the by-laws of the Corporation as in effect from time to time. From and after the Conversion Date, the Directors shall be elected by the holders of the Common Stock.

         B.    Removal of Directors.

               1. Prior to the Conversion Date. Prior to the Conversion Date, any Director may be removed from office without cause, at any time, by the affirmative vote of stockholders representing not less than a majority of the holders of the series of Common Stock which elected such Director. Prior to the Conversion Date, any vacancy created by the removal of a Director shall be filled only by the holders of the series of Common Stock that elected the Director that was removed.

               2. Following the Conversion Date. From and after the Conversion Date, any Director may be removed in accordance with the provisions of Delaware Corporation Law and the by-laws of the Corporation as in effect from time to time.

         C.    Vacancies on Board

               1. Prior to the Conversion Date. Except as otherwise set forth in this Amended and Restated Certificate of Incorporation, prior to the Conversion Date, any vacancy in the Board of Directors, whether arising from death, resignation, or any other cause (other than removal of an increase in the number of Directors), may be filled by a majority of the remaining Directors of the same series as the Director who left the Board of Directors or if only one Director of such series remains in office, then by such sole Director, in either case, though less than a quorum; or by the stockholders of the series that elected such Director at the next annual meeting thereof or at a special meeting thereof. If there are no remaining Directors of the same series, a special meeting of stockholders of that series shall be held as soon as possible to elect the successor. Each Director so elected shall hold office until his successor shall have been elected and qualified.

               2. Following the Conversion Date. From and after the Conversion Date, any vacancy in the Board of Directors shall be filled in accordance with the by-laws of the Corporation.

         SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware


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
Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Corporation Law is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation Law as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation or to otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         EIGHTH: Amendment of By-laws. The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

         NINTH: Amendment of Certificate. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Prior to the Conversion Date, in addition to any other vote required by law, Articles FOURTH, SIXTH and NINTH may be amended only with the affirmative vote of the holders of a majority of the issued and outstanding shares of Series A Stock and Series B Stock, in each case, voting separately as series.

         TENTH: Saving Clause. In the event that any provision (or portion thereof) of this Amended and Restated Certificate of Incorporation shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Amended and Restated Certificate of Incorporation shall remain in full and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provisions (or portion thereof) of this Amended and Restated Certificate of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders notwithstanding any such finding.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of the Corporation this 22nd day of December, 1994.

                                         THE PULLMAN COMPANY

                                         By: /s/ Roger G. Pollazzi
                                             ---------------------------
                                             Roger G. Pollazzi
                                             President and
                                             Chief Executive Officer

ATTEST:

By: /s/ Louis D. Mattielli
    -------------------------
    Louis D. Mattielli
    Vice President and
    General Counsel

                             CERTIFICATE OF MERGER
                                       OF
                      TENNECO AUTOMOTIVE ACQUISITION INC.
                                      INTO
                              THE PULLMAN COMPANY


       Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, The Pullman Company (the "Company"), a Delaware corporation, hereby certifies as follows:

       FIRST: The names and states of incorporation of each of the constituent corporations are as follows:

       Name                                             State of Incorporation
       ----                                             ----------------------
       The Pullman Company                              Delaware
       Tenneco Automotive Acquisition Inc.              Delaware

       SECOND: An Agreement and Plan of Merger, entered into as of June 17, 1996, as amended (the "Agreement"), by and among the Company, Monroe Auto Equipment Company, a Delaware corporation, and Tenneco Automotive Acquisition Inc. ("Newco") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251(c) of the General Corporation Law of the State of Delaware.

       THIRD: The name of the surviving corporation is The Pullman Company.

       FOURTH: The Amended and Restated Certificate of The Pullman Company shall be amended in its entirety as set forth in Exhibit A attached hereto.

       FIFTH: The executed Agreement is on file at the principal place of business of the surviving corporation, the address of which is 3 Werner Way, Suite 200, Lebanon, New Jersey 08833.



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
       SIXTH: A copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

       SEVENTH: This Certificate of Merger shall be effective on July 1, 1996.


                                       THE PULLMAN COMPANY

                                       By: /s/    Virginia L. Kearns
                                           ------------------------------------
                                           Name:  Virginia L. Kearns
                                           Title: Vice President of The Pullman
                                                  Company






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
                                                                       EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              THE PULLMAN COMPANY


       The Restated Certificate of Incorporation of The Pullman Company is as follows:

       Article 1.    The name of the corporation is:

                              The Pullman Company

       Article 2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       Article 3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       Article 4. The total number of shares of stock which the corporation shall have authority to issue is two hundred (200) and the par value of each of such shares is Five Dollars ($5.00) amounting in the aggregate to One Thousand Dollars ($1,000).

       Article 5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be written ballot.

       Article 6.    The corporation is to have perpetual existence.

       Article 7. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

       Article 8. A director of the Corporation shall not be personally liable to the


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
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of this Article 8 by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

       Article 9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

pursuant to paragraph C of this Article FOURTH, the assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

            3. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote in respect of each share held.

                                       C.

            The Board of Directors is expressly vested with authority to issue Preferred Stock from time to time in one or more series, of such rank and with such distinctive serial designations as may be restated or expressed in the resolution or resolutions providing for the issue of such stock, and in such resolution or resolutions providing for the issue of shares of each particular series. The Board of Directors is also expressly vested with authority to fix the number of shares constituting such series and to fix:

            (1) the rate and times at which, and the conditions under which, dividends shall be payable on shares of such series, and the status of such dividends as cumulative or noncumulative and as participating or non-participating;



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
            (2) the price or prices, times and terms and conditions, if any, upon which or at which shares of such series shall be subject to redemption;

            (3) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of other classes of stock, or series thereof, of the Corporation and the terms and conditions of such conversion or exchange;

            (4) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of such series;

            (5) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

            (6) the limitations, if any, applicable while such series is outstanding, or the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of Common Stock;

            (7) the full or limited voting rights, if any, to be provided for shares of such series; and

            (8) any other designations, preferences and relative, participating, optional or other such special rights, and qualifications, limitations or restrictions thereof, of shares of such series;

in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation, as amended to the date of such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of Delaware. All shares of Preferred Stock shall be identical and of equal rank except as otherwise provided in this Certificate of Incorporation or as may be fixed by the Board of Directors as provided above; provided, however, that all shares of each series shall be identical and of equal rank except as to the times from which cumulative dividends, if any, thereon shall be cumulative. The amount of the authorized Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote, without any requirement that such increase or decrease be approved by a class vote on the part of the Preferred Stock or any series thereof, or on the part of any other class of stock of the Corporation, except as may be otherwise provided in this Certificate of Incorporation or in the above-mentioned resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

       The Board of Directors is also expressly vested with authority to amend any of the provisions of any resolution or resolutions providing for the issue of any series of Preferred Stock, subject to any class voting rights of the holders of any series of Preferred Stock contained in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such series and subject to the requirements of the laws of the State of Delaware.

       FIFTH:   The Corporation is to have perpetual existence.

       SIXTH:   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

       To make, alter or repeal the by-laws of the Corporation.

       SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

       Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

       EIGHTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       5. The foregoing Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of Delaware.

       IN WITNESS WHEREOF, we have signed this Certificate on behalf of the Corporation this 15th day of April, 1985.

                                                     /s/ Vice President
                                                     ---------------------------
                                                            Vice President


Attest:

/s/ J. E. Marshall
-----------------------------
    Assistant Secretary





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

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                            PULLMAN AEROSPACE, INC.
                                 INTO AND WITH
                              THE PULLMAN COMPANY


              THE PULLMAN COMPANY, a corporation organized and existing under the laws of the State of Delaware,

       DOES HEREBY CERTIFY:

              FIRST: That THE PULLMAN COMPANY was incorporated on the 25th day of March, 1981, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation into a parent corporation organized and existing under the laws of said State.

              SECOND: That THE PULLMAN COMPANY owns all of the outstanding shares of the capital stock of PULLMAN AEROSPACE, INC., a corporation incorporated on the 7th day of November, 1983, pursuant to the General Corporation Law of the State of Delaware.

              THIRD: that, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of THE PULLMAN COMPANY, duly adopted, by unanimous written consent dated the 31st day of October, 1996, the following resolutions to merge PULLMAN AEROSPACE, INC. into and with THE PULLMAN COMPANY:

                     RESOLVED, that THE PULLMAN COMPANY merge, and it hereby does merge into itself said PULLMAN AEROSPACE, INC. and assumes all of its obligations; and it is further

       RESOLVED, that the proper officers of the Company be, and they hereby are, authorized, empowered and directed to execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said PULLMAN AEROSPACE, INC. and assume all of the liabilities and obligations for the said PULLMAN AEROSPACE, INC., and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

       IN WITNESS WHEREOF, said THE PULLMAN COMPANY has caused this Certificate to be signed by Robert G. Simpson, its Vice President, this 31st day of October, 1996.


                                                 THE PULLMAN COMPANY



                                                 /s/ Robert G. Simpson
                                                 -------------------------------
                                                 Robert G. Simpson
                                                 Vice President

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                              PULLMAN RSC COMPANY
                                 INTO AND WITH
                              THE PULLMAN COMPANY


              THE PULLMAN COMPANY, a corporation organized and existing under the laws of the State of Delaware,

       DOES HEREBY CERTIFY:

              FIRST: That THE PULLMAN COMPANY was incorporated on the 25th day of March, 1981, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation into a parent corporation organized and existing under the laws of said State.

              SECOND: That THE PULLMAN COMPANY owns all of the outstanding shares of the capital stock of PULLMAN RSC COMPANY, a corporation incorporated on the 12th day of April, 1988, pursuant to the General Corporation Law of the State of Delaware.

              THIRD: That, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of THE PULLMAN COMPANY, duly adopted, by unanimous written consent dated the 31st day of October, 1996, the following resolutions to merge PULLMAN RSC COMPANY into and with THE PULLMAN COMPANY:

                     RESOLVED, that THE PULLMAN COMPANY merge, and it hereby does merge into itself said PULLMAN RSC COMPANY and assumes all of its obligations; and it is further

       RESOLVED, that the proper officers of the Company be, and they hereby are, authorized, empowered and directed to execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said PULLMAN RSC COMPANY and assume all of the liabilities and obligations of the said PULLMAN RSC COMPANY, INC., and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

       IN WITNESS WHEREOF, said PULLMAN COMPANY has caused this Certificate to be signed by Robert G. Simpson, its Vice President, this 31st day of October, 1996.


                                                 THE PULLMAN COMPANY



                                                 /s/ Robert G. Simpson
                                                 -------------------------------
                                                 Robert G. Simpson
                                                 Vice President

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                            HOLMES MACHINERY COMPANY
                                 INTO AND WITH
                              THE PULLMAN COMPANY


              THE PULLMAN COMPANY, a corporation organized and existing under the laws of the State of Delaware,

       DOES HEREBY CERTIFY:

              FIRST: That THE PULLMAN COMPANY was incorporated on the 25th day of March, 1981, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation into a parent corporation organized and existing under the laws of said State.

              SECOND: That THE PULLMAN COMPANY owns all of the outstanding shares of the capital stock of HOLMES MACHINERY COMPANY, a corporation incorporated on the 6th day of September, 1988, pursuant to the General Corporation Law of the State of Delaware.

              THIRD: that, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of THE PULLMAN COMPANY, duly adopted, by unanimous written consent dated the 31st day of October, 1996, the following resolutions to merge HOLMES MACHINERY COMPANY into and with THE PULLMAN COMPANY:

                     RESOLVED, that THE PULLMAN COMPANY merge, and it hereby does merge into itself said HOLMES MACHINERY COMPANY and assumes all of its obligations; and it is further

       RESOLVED, that the proper officers of the Company be, and they hereby are, authorized, empowered and directed to execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said HOLMES MACHINERY COMPANY and assume all of the liabilities and obligations of the said HOLMES MACHINERY COMPANY and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

       IN WITNESS WHEREOF, said THE PULLMAN COMPANY has caused this Certificate to be signed by Robert G. Simpson, its Vice President, this 31st day of October, 1996.


                                                 THE PULLMAN COMPANY



                                                 /s/ Robert G. Simpson
                                                 -------------------------------
                                                 Robert G. Simpson
                                                 Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE PULLMAN COMPANY


       THE PULLMAN COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

       FIRST: That pursuant to a written consent of the Board of Directors of the Company resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said Company, as amended as of such date (the "Certificate of Incorporation"), declaring said amendment to be advisable and directing that the amendment be considered by the sole stockholder of the Company. The resolution setting forth the proposed amendment is as follows:

              "RESOLVED, that the Board of Directors of the Company hereby approves and declares it advisable that the Certificate of Incorporation of the Company be amended (the "Amendment") by deleting Article FOURTH thereof in its entirety and inserting the paragraph set forth below in lieu thereof:

                     "Fourth: The total number of shares of stock which the
              corporation shall have authority to issue is two hundred fifth
              (250) and the par value of each of such shares is Five Dollars ($5.00) amounting in the aggregate to One Thousand Two Hundred Fifth Dollars ($1,250).

       SECOND:   That thereafter, pursuant to the resolution of its Board of
Directors, a written consent of the sole stockholder of the Company was duly signed, in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), as required by the DGCL and the Certificate of Incorporation, adopting the amendment.

       THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

       IN WITNESS WHEREOF, said The Pullman Company has caused this Certificate to be signed as of the 26th day of January, 1998.


                                             THE PULLMAN COMPANY


                                             By: /s/ Karl A. Stewart
                                                -------------------------------
                                                 Karl A. Stewart
                                                 Vice President and Secretary